UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2006

THE PROVIDENCE SERVICE

CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a) Business Acquisition

On April 25, 2006, we simultaneously entered into and closed on a purchase agreement with W.D. Management, L.L.C., or WD Management, Tom R. Goss, Bontiea Goss, Jane A. Pille, Keith F. Noble and Marilyn L. Nolan pursuant to which we acquired all of the equity interest in WD Management, a Springfield, Missouri based management company that manages not for profit services throughout Missouri. The purchase price included $1.0 million in cash, in addition to which we may be obligated to pay to the former members of WD Management in each of 2007 and 2008, an additional amount under an earn out provision pursuant to a formula specified in the purchase agreement that is based upon the future financial performance of WD Management. If the earn out provision is met in 2007, the contingent consideration will be paid in cash, and if the earn out provision is met in 2008, the contingent consideration will be paid in a combination of cash and shares of our unregistered common stock, the value of which will be determined in accordance with the provisions of the purchase agreement. When and if the earn out provision is triggered and paid, we will record the fair value of the consideration paid, issued or issuable as an additional cost to acquire WD Management. This acquisition includes a ten year management contract with Alternative Opportunities, Inc., or AO, a not for profit corporation providing community services and workforce development services throughout Missouri. In addition, this acquisition expands our home based social services to include workforce development services.

Prior to our acquisition of WD Management, we provided consulting services to AO under a consulting services agreement. In addition, we expect that the acquisition of WD Management will not significantly impact our earnings for 2006.

The description of the acquisition described in this report does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The purchase agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant. The purchase agreement contains representations and warranties the parties thereto made to and solely for the benefit of the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the purchase agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

(b) Bonuses

On April 28, 2006, the Compensation Committee of our board of directors awarded each of Michael N. Deitch, our CFO, Craig A. Norris, our COO, and Fred D. Furman, our executive vice president and general counsel, a cash bonus of $5,000 in recognition of their individual performance related to our recently completed underwritten follow-on offering of our common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Purchase Agreement dated as of April 25, 2006 by and between The Providence Service Corporation and W.D. Management, L.L.C., Tom R. Goss, Bontiea Goss, Jane A Pille, Keith F. Noble and Marilyn L. Nolan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: May 1, 2006	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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